AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                         by and between


                     INTERGRAPH CORPORATION,

                               and


                  FOOTHILL CAPITAL CORPORATION


                  Dated as of November 30, 1999


                        TABLE OF CONTENTS

1. DEFINITIONS AND CONSTRUCTION                                 1

 1.1  DEFINITIONS                                               1
 1.2  ACCOUNTING TERMS                                         23
 1.3  CODE                                                     23
 1.4  CONSTRUCTION                                             23
 1.5  SCHEDULES AND EXHIBITS                                   23

2. LOAN AND TERMS OF PAYMENT                                   24

 2.1  REVOLVING ADVANCES                                       24
 2.2  LETTERS OF CREDIT                                        24
 2.3  TERM LOAN                                                26
 2.4  SUBFACILITY FOR BORROWER'S PERMITTED F/X
      CONTRACTS (THE "F/X LINE")                               27
 2.5  OVERADVANCES                                             28
 2.6  INTEREST AND LETTER OF CREDIT FEES:  RATES,
      PAYMENTS, AND CALCULATIONS                               28
 2.7  COLLECTION OF ACCOUNTS                                   30
 2.8  CREDITING PAYMENTS; APPLICATION OF COLLECTIONS           30
 2.9  DESIGNATED ACCOUNT                                       31
 2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS   31
 2.11 FEES                                                     31
 2.12 MAXIMUM AMOUNT                                           32

3. CONDITIONS; TERM OF AGREEMENT                               32

 3.1  CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, LETTER
      OF CREDIT, AND F/X LINE INDEMNITY                        32
 3.2  CONDITIONS PRECEDENT TO ALL ADVANCES, ALL LETTERS
      OF CREDIT, AND ALL F/X LINE INDEMNITIES ON OR
      AFTER THE CLOSING DATE                                   34
 3.3  CONDITION SUBSEQUENT                                     35
 3.4  TERM                                                     37
 3.5  EFFECT OF TERMINATION                                    37
 3.6  EARLY TERMINATION BY BORROWER                            37
 3.7  TERMINATION UPON EVENT OF DEFAULT                        37

4. CREATION OF SECURITY INTEREST                               37

 4.1  GRANT OF SECURITY INTEREST                               37
 4.2  NEGOTIABLE COLLATERAL                                    39
 4.3  COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES,
      AND NEGOTIABLE COLLATERAL                                39
 4.4  DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED            39
 4.5  POWER OF ATTORNEY                                        40
 4.6  RIGHT TO INSPECT                                         41

5. REPRESENTATIONS AND WARRANTIES                              41

 5.1  NO ENCUMBRANCES                                          41
 5.2  ELIGIBLE ACCOUNTS                                        41
 5.3  [INTENTIONALLY OMITTED]                                  41
 5.4  EQUIPMENT                                                41
 5.5  LOCATION OF INVENTORY AND EQUIPMENT                      41
 5.6  INVENTORY RECORDS                                        41
 5.7  LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN                 41
 5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES         42
 5.9  DUE AUTHORIZATION; NO CONFLICT                           42
 5.10 LITIGATION                                               43
 5.11 NO MATERIAL ADVERSE CHANGE                               43
 5.12 SOLVENCY                                                 43
 5.13 EMPLOYEE BENEFITS                                        43
 5.14 ENVIRONMENTAL CONDITION                                  44
 5.15 SECURITIES ACCOUNTS                                      44
 5.16 YEAR 2000 COMPLIANCE                                     44

6. AFFIRMATIVE COVENANTS                                       45

 6.1  ACCOUNTING SYSTEM                                        45
 6.2  COLLATERAL REPORTING                                     45
 6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES              46
 6.4  TAX RETURNS                                              47
 6.5  GUARANTOR REPORTS                                        48
 6.6  RETURNS                                                  48
 6.7  TITLE TO EQUIPMENT                                       48
 6.8  MAINTENANCE OF EQUIPMENT                                 48
 6.9  TAXES                                                    48
 6.10 INSURANCE                                                49
 6.11 NO SETOFFS OR COUNTERCLAIMS                              50
 6.12 LOCATION OF INVENTORY AND EQUIPMENT                      50
 6.13 COMPLIANCE WITH LAWS                                     50
 6.14 EMPLOYEE BENEFITS                                        50
 6.15 LEASES                                                   51
 6.16 YEAR 2000 COMPLIANCE                                     51
 6.17 COPYRIGHT REGISTRATIONS                                  51
 6.18 SALE OR OTHER DISPOSITION OF BORROWER'S
      HARDWARE BUSINESS                                        52

7.  NEGATIVE COVENANTS                                         52

 7.1  INDEBTEDNESS                                             52
 7.2  LIENS                                                    53
 7.3  RESTRICTIONS ON FUNDAMENTAL CHANGES                      53
 7.4  DISPOSAL OF ASSETS                                       54
 7.5  CHANGE NAME                                              54
 7.6  [INTENTIONALLY OMITTED]                                  54
 7.7  NATURE OF BUSINESS                                       54
 7.8  PREPAYMENTS AND AMENDMENTS                               54
 7.9  CHANGE OF CONTROL                                        54
 7.10 CONSIGNMENTS                                             54
 7.11 DISTRIBUTIONS                                            54
 7.12 ACCOUNTING METHODS                                       55
 7.13 INVESTMENTS                                              55
 7.14 TRANSACTIONS WITH AFFILIATES                             55
 7.15 SUSPENSION                                               55
 7.16 [INTENTIONALLY OMITTED]                                  55
 7.17 USE OF PROCEEDS                                          55
 7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE;
      INVENTORY AND EQUIPMENT WITH BAILEES                     55
 7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA                   55
 7.20 FINANCIAL COVENANTS                                      56
 7.21 CAPITAL EXPENDITURES                                     57

8.  EVENTS OF DEFAULT                                          57

9.  FOOTHILL'S RIGHTS AND REMEDIES                             59

 9.1  RIGHTS AND REMEDIES                                      59
 9.2  REMEDIES CUMULATIVE                                      61

10. TAXES AND EXPENSES                                         61

11. WAIVERS; INDEMNIFICATION                                   62

 11.1 DEMAND; PROTEST; ETC                                     62
 11.2 FOOTHILL'S LIABILITY FOR COLLATERAL                      62
 11.3 INDEMNIFICATION                                          62

12. NOTICES                                                    62

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER                 63

14. DESTRUCTION OF BORROWER'S DOCUMENTS                        64

15. GENERAL PROVISIONS                                         64

 15.1 EFFECTIVENESS                                            64
 15.2 SUCCESSORS AND ASSIGNS                                   64
 15.3 SECTION HEADINGS                                         65
 15.4 INTERPRETATION                                           65
 15.5 SEVERABILITY OF PROVISIONS                               65
 15.6 AMENDMENTS IN WRITING                                    65
 15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION                    65
 15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS                 65
 15.9 INTEGRATION                                              66
 15.10 CONFIDENTIALITY                                         66



          SCHEDULES AND EXHIBITS
          ----------------------

Schedule P-1             Permitted Liens
Schedule P-2             Permitted Other Investments
Schedule R-1             Real Property Collateral
Schedule 5.8             Subsidiaries - Capitalization and
                         Assets
Schedule 5.10            Litigation
Schedule 5.13            ERISA Benefit Plans
Schedule 5.14            Environmental Condition
Schedule 6.12            Location of Inventory and Equipment
Schedule 7.1             Indebtedness

Exhibit C-1              Form of Compliance Certificate
Exhibit F-1              Form of F/X Bank Parameters Letter
Exhibit F-2              Form of F/X Reserve Reduction
                         Certificate
Exhibit F-3              Form of F/X Reserve Increase
                         Certificate






        AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
        ------------------------------------------------

      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of November 30, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and INTERGRAPH CORPORATION, a Delaware corporation ("Borrower"), with its chief executive office located at One Madison Industrial Park, Huntsville, Alabama 35894.




                        R E C I T A L S:
                        - - - - - - - -

     WHEREAS, Borrower and Foothill are parties to that certain Loan and Security Agreement, dated as of December 20, 1996 (the "Original Loan Agreement"), as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of January 14, 1997, that certain Amendment Number Two to Loan and Security Agreement, dated as of November 25, 1997, that certain Amendment Number Three to Loan and Security Agreement, dated as of October 30, 1998, that certain Amendment Number Four to Loan and Security Agreement, dated as of April 29, 1999, and that certain Amendment Number Five to Loan and Security Agreement, dated as of October 26, 1999 (the Original Loan Agreement, as so amended and as otherwise modified or supplemented from time to time prior to the Closing Date, is referred to herein as the "Existing Loan Agreement");

     WHEREAS, Borrower and Foothill desire to amend and restate the Existing Loan Agreement in its entirety as provided in this Agreement, it being understood that no repayment of the obligations under the Existing Loan Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

     NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Foothill agree as follows:



     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale, license, or lease of goods or software or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Advances" has the meaning set forth in Section 2.1(a).

          "Additional  Term Loan" has the meaning  set  forth  in
Section 2.3.

          "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means: (a) solely when "Affiliate" is used in determining Eligible Accounts, the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person; and (b) in all other cases, the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Appraised Assets" means items of Equipment that are the subject of that certain appraisal, dated September 27, 1999, performed by Acuval Associates, Inc. or any subsequent appraisal performed by a qualified appraiser satisfactory to Foothill.

          "Asset Disposition" means any sale, license, lease, exchange, transfer, or other disposition (including any disposition as part of a sale and lease-back transaction), directly or indirectly, by Borrower of any of the properties or assets of Borrower.

          "Authorized Person" means any officer or other employee of Borrower.

          "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

          "Availability" means the amount of money that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances then outstanding (including any amounts that Foothill may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the lesser of (i) the Maximum Revolving Amount less the sum of (y) the Letter of Credit Usage and (z) the F/X Reserve, or (ii) the Borrowing Base less the sum of (y) the Letter of Credit Usage and (z) the F/X Reserve.

          "Bankruptcy  Code"  means the United States  Bankruptcy
Code (11 U.S.C. section 101 et seq.), as amended, and any successor statute.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Bentley Equity Interests" means the equity interests in Bentley Systems, Inc. owned of record by Borrower as of the Original Closing Date and the rights of Borrower related thereto under that certain Stockholders' Agreement, dated June 11, 1987, by and among Bentley Systems, Inc., Borrower, and the "Management Stockholders" party thereto (as amended).

          "Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          "Borrower" has the meaning set forth in the preamble to this Agreement.

          "Borrowing Base" has the meaning set forth in Section 2.1(a). For purposes of this definition, any amount that is denominated in a currency other than Dollars shall be valued in Dollars based on the applicable Exchange Rate for such currency as of the date 1 Business Day prior to the date of determination.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          "Certifying Officer" means any one or more of the following officers of Borrower: Treasurer, Assistant Treasurer,
Chief Financial Officer, and Chief Accounting Officer.

          "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors.

          "Closing Date" means the date of the first to occur of the making of the initial Advance, the issuance of the initial Letter of Credit, or the issuance of the initial F/X Line indemnity under this Agreement, in each case, pursuant to this Agreement.

          "Code" means the California Uniform Commercial Code.

          "Collateral" means all right, title, or interest of Borrower with respect to the following:

               (a)  the Accounts,

               (b)  the Books,

               (c)  the Equipment,

               (d)  the General Intangibles,

               (e)  the Inventory,

               (f)  the Negotiable Collateral,

               (g)  the Real Property Collateral,

               (h)  the Investment Property,

               (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

               (j)  the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other
disposition  of  any  of   the foregoing,  or any portion thereof
or interest therein,  and  the proceeds thereof.

          "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Foothill.

          "Collections"   means   all   cash,   checks,    notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Compliance    Certificate"    means   a    certificate
substantially in the form of Exhibit C-1 and delivered by a Certifying Officer of Borrower to Foothill.

          "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

          "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

          "copyright" shall have the meaning ascribed to such term in the United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

          "Copyright  Security Agreement" means  an  Amended  and
Restated Copyright Security Agreement, in form and substance satisfactory to Foothill, dated as of even date herewith, between Borrower and Foothill.

          "Currency Protection Agreement" shall mean any currency swap, cap, or collar agreement or other similar insurance-type agreement in connection with hedging against foreign currency rate fluctuations.

          "Daily Balance" means the amount of an Obligation owed at the end of a given day.

          "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Designated Account" means account number 635504-2506 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

          "Designated Account Bank" means Norwest Bank Minnesota, whose office is located at Sixth & Marquette, Minneapolis, Minnesota, 55479, and whose ABA number is 091000019.

          "Dilution" means, in each case based upon the experience of the immediately prior 90 days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, returns, credits, or other dilution with respect to the Accounts, by (b) Collections with respect to Accounts (in each case, excluding intercompany Accounts and extraordinary items) plus the Dollar amount of clause (a).

          "Dilution Reserve" means, as of any date of determination pursuant to the report of Dilution delivered under
Section 6.2, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 8%.

          "Dollars or $" means United States dollars.

          "Domestic Accounts" means Accounts with respect to which the Account Debtor maintains its chief executive office in the United States or is organized under the laws of the United
States or any State thereof.

          "Early Termination Premium" has the meaning set forth in Section 3.6.

          "Eligible  Accounts" means Eligible Domestic  Accounts,
Eligible Foreign Accounts,  and Eligible Unbilled Accounts.

          "Eligible Domestic Accounts" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale, license, or lease of goods or software or rendition of services, and that strictly comply with each and all of the representations and warranties respecting
Accounts made by Borrower to Foothill in the Loan Documents; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Domestic Accounts shall not include the following:

               (a) Accounts that the Account Debtor has failed to pay within 60 days of due date (or, in the case of Federal Accounts, 90 days of due date) or Accounts with selling terms of more than 60 days;

               (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account
Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

               (c)  Accounts with respect to which the Account
Debtor is an employee, Affiliate, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

               (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit that is satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) and that, upon the occurrence and during the continuance of an Event of Default, has been delivered to Foothill and is directly drawable by Foothill (provided, however, that nothing herein shall limit Foothill's right to not make an Advance or issue a Letter of Credit or F/X Line indemnity upon the occurrence and during the continuance of an Event of Default), or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

               (f) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability (whether pursuant to a contractual discrepancy or otherwise), or has made any claim with respect to the Account; provided, however, that the foregoing only shall apply to the extent of such right of setoff, disputed liability, or other claim giving rise to such contra-account.

               (g) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in the case of the United States and its departments, agencies, and instrumentalities, taken as a whole, the foregoing percentage shall be fifty percent (50%) before the excess would be deemed ineligible;

               (h)  Accounts with respect to which the Account
Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (i) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition and with respect to which Foothill has notified Borrower of such belief;

               (j)  Accounts (other than Eligible Unbilled
Accounts) with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

               (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

               (l)  At such times as Foothill may determine
in its sole discretion, Federal Accounts (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill and subject to Section 4.4(c) hereof, with the Assignment of Claims Act, 31 U.S.C. section
3727);

               (m)  At such times as Foothill may determine
in its sole discretion, Accounts with respect to which the Account Debtor is any State of the United States (exclusive, however, of: (i) Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims
Act; and (ii) Accounts owed by any State that has a statutory counterpart to the Assignment of Claims Act and with respect to which Borrower has complied, to the satisfaction of Foothill and subject to Section 4.4(c) hereof, with such statutory counterpart);

               (n)  Federal Accounts arising under any one
underlying contract or any series of related underlying contracts, the total amount of which obligations owing
Borrower exceeds 10% of all Eligible Accounts, to the extent of the obligations owing under such contract or contracts in excess of such percentage;

               (o)  Federal Accounts in respect of which
the subject contract for goods and services is designated by the Account Debtor as "classified" (i.e., the ability of Foothill to receive information regarding such contract or such Account is restricted by rules or regulations of the United States or any department, agency, or instrumentality of the United States in respect of classified information);

               (p)  [intentionally omitted];

               (q) Accounts which represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, except to the extent that such progress payments or other advance billings are expressly permitted by the terms of the subject contract (including so-called "maintenance contracts"); or

               (r) Accounts with respect to which a surety or other bond has been issued in respect of the performance by Borrower of the subject contract for goods or services.

          "Eligible Foreign Accounts" means those Accounts created by Borrower, with respect to which the Account Debtor is IBM United Kingdom Ltd., a corporation organized under the laws of the United Kingdom, Dell Asia Pacific Sdn., a company organized under the laws of Malaysia, Dell Products, a company organized under the laws of Ireland, Compaq Asia Pacific Pte Ltd., a company organized under the laws of Singapore, or Hewlett Packard, a company organized under the laws of France, that do not qualify as Eligible Domestic Accounts solely because the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof.

          "Eligible  Unbilled  Accounts"  means  those   Domestic
Accounts  created  by  Borrower that do not qualify  as  Eligible
Domestic   Accounts  solely  because  they  constitute   Unbilled
Accounts.

          "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, 29 U.S.C. section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b),
(b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA),
(d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition
(i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or
(ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

          "Event of Default" has the meaning set forth in Section
8.

          "Exchange Rate" means the nominal rate of exchange available to Foothill in a chosen foreign exchange market for the purchase of the applicable non-Dollar currency at 12:00 noon, local time, 1 Business Day prior to any date of determination, expressed as the number of units of such currency per Dollar.

          "Excluded Foreign Portion" means, with respect to any Foreign Subsidiary, the portion (if any) of the equity securities of such Subsidiary owned of record by Borrower with voting power that is in excess of 65% of the total combined voting power of issued and outstanding stock of such Subsidiary entitled to vote.

          "Excluded Foreign Subsidiary Securities" means (a) the Excluded Foreign Portion (if any) of the equity securities of any Foreign Subsidiary of Borrower identified in Schedule II of the Pledge Agreement (as the same may be amended or supplemented from time to time), and (b) subject to the last paragraph of Section 6.3, 100% of the fully diluted issued and outstanding equity securities of any other Foreign Subsidiary of Borrower.

          "Exempt Copyright" means any Incipient Copyright or any Obsolete Copyright.

          "Existing Loan Agreement" has the meaning set forth in the Recitals to this Agreement.

          "Federal  Accounts"  means Accounts  where  the  United
States or any department, agency, or instrumentality of the United States is the Account Debtor.

          "FEIN" means Federal Employer Identification Number.

          "Foothill" has the meaning set forth in the preamble to this Agreement.

          "Foothill Account" has the meaning set forth in Section
2.7.

          "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to
Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

          "Foreign Currency Letter of Credit" means (a) a Letter of Credit payable in a denomination other than in Dollars, or (b) a Letter of Credit with a face amount in Dollars-equivalent of a denomination other than in Dollars.

          "Foreign Currency Reserve" means an amount equal to 5% of the aggregate outstanding face amount of Foreign Currency
Letters of Credit (if any); provided, however, that Foothill shall have the right to adjust the then extant Foreign Currency Reserve (if any) upwards or downwards in its reasonable business credit judgment.

          "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof.

          "F/X  Bank"  means  Norwest  Bank  Minnesota,  National
Association, or any successor thereto.

          "F/X Bank Parameters Letter" means that certain letter agreement, dated as of January 14, 1997, between F/X Bank and Borrower, a copy of which is attached hereto as Exhibit F-1, regarding the parameters under which F/X Bank provides foreign exchange currency services to Borrower.

          "F/X Line" has the meaning set forth in Section 2.4.

          "F/X Reserve" means, as of any date of determination, a reserve equal to the maximum amount of obligations of Foothill to indemnify F/X Bank against losses or expenses incurred by F/X
Bank in connection with Permitted F/X Contracts. As of the Closing Date, the amount of the F/X Reserve is $0.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

          "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

          "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hardware Business" means all or substantially all of the assets of Borrower comprising the business of manufacturing, or having manufactured, Intergraph hardware products (the "Products") for Borrower's interactive computer graphics systems and the related Inventory of Borrower as of the Closing Date. The term "Products" does not include Image Stations, ruggedized workstations, local products sold through EDC, TAMPS
workstations,      photoscans,      scan       servers,       and
printers/plotters/scanners sold through Borrower.

          "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Huntsville Property" means the Real Property (and related improvements thereto) of Borrower located in or about
Huntsville, Alabama.

          "ICS"  means  Intergraph  Computer  Systems,  Inc.,   a
Delaware corporation.

          "IG Australia" means Intergraph Corporation Pty., Ltd..
a corporation organized under the laws of Australia.

          "IG  Australia Existing Lender" means National Bank  of
Australia.

          "IG Australia Existing Lender Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from IG Australia Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrower or IG Australia owing to IG Australia Existing Lender and obtain a termination or release of all of the Liens existing in favor of IG Australia Existing Lender in and to the properties or assets of Borrower and its Subsidiaries.

          "IG   Benelux"   means  Intergraph  Benelux   B.V.,   a
corporation organized under the laws of The Netherlands.

          "IG Benelux Existing Lender" means ING Bank, N.V..

          "IG  Delaware"  means  Intergraph  Delaware,  Inc.,   a
Delaware corporation.

          "Incipient Copyright" means any copyright that: (a) relates to software of Borrower under development (whether in the form of a new product, a new version of a pre-existing product, an upgrade, add-on, or modification to a pre-existing product, or otherwise) that has not yet become a completed product, version, upgrade, add-on, or modification or is not yet being marketed by or on behalf of Borrower; or (b) is not the subject of licenses thereof or other dispositions by Borrower giving rise to Accounts.

          "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; provided, however, that the term "Indebtedness" shall not include (i) liabilities or obligations arising out of or relating to guarantees, warranties, or other commitments that products or systems sold by Borrower or any of its Affiliates will meet particular performance or operating specifications ("Commercial Performance Guarantees"), or (ii) liabilities arising out of or relating to agreements or commitments of Borrower to maintain the financial condition or solvency of any Affiliate of Borrower that are made, in the ordinary course of Borrower's business consistent with past practices, in connection with or in fulfillment of any Commercial Performance Guarantee.

          "Initial  Term  Loan"  has the  meaning  set  forth  in
Section 2.3.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Interest Rate Agreement" shall mean any interest rate swap agreement or any other similar insurance-type agreement in connection with any interest "cap" or "collar" transaction or any other interest rate hedging transaction.

          "Intercompany Notes" means promissory notes, if any, evidencing loan obligations between Borrower and any of its Subsidiaries that constitute loans qualifying under the definition of "Permitted Subsidiary Loans and Capital Contributions" or that are permitted under Section 7.1(d).

          "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment Property" means "investment property" as that term is defined in section 9115 of the Code, whether now owned or hereafter acquired.

          "IPS" means Intergraph Public Safety, Inc., a Delaware corporation.

          "IPS Copyright Security Agreement" means a Copyright Security Agreement, in form and substance satisfactory to Foothill, between IPS and Foothill relative to the copyrights transferred to IPS by Borrower that remain subject to Foothill's Liens.

          "IPS Trademark Security Agreement" means a Trademark Security Agreement, in form and substance satisfactory to Foothill, between IPS and Foothill relative to the trademark's transferred to IPS by Borrower that remain subject to Foothill's Liens.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "L/C" has the meaning set forth in Section 2.2(a).

          "L/C  Guaranty"  has the meaning set forth  in  Section
2.2(a).

          "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

          "Letter of Credit Usage" means the sum of (a) the undrawn amount of Letters of Credit, plus (b) the amount of unreimbursed drawings under Letters of Credit, plus an amount equal to the Foreign Currency Reserve.

          "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Liquidation Value" means, in respect of any item of Equipment, the net orderly liquidation value of such item of Equipment as determined by a qualified appraiser selected by Foothill.

          "Loan  Account"  has the meaning set forth  in  Section
2.10.

          "Loan Documents" means this Agreement, the Letters of Credit, the F/X Bank Parameters Letter, the Lockbox Agreements, the Mortgages, the Copyright Security Agreement, the Patent Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Reaffirmation Agreement, the Restructuring Consent, the IPS Copyright Security Agreement, the IPS Trademark Security Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

          "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance reasonably satisfactory to Foothill, each of which is among Borrower, Foothill, and the Lockbox Bank.

          "Lockbox  Bank" means Bank One, as successor  to  First
National Bank of Chicago.

          "Lockboxes" has the meaning set forth in Section 2.7.

          "M&S" means M&S Computing Investments, Inc., a Delaware corporation.

          "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or to realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the
Collateral; provided, however, that the determination of any Material Adverse Change shall be made after giving effect to the reserves, if any, created by Foothill against the Borrowing Base, or the reduction, if any, made by Foothill of the applicable advance rates based upon the Borrowing Base, in each case, in respect of the event or circumstance giving rise to such material adverse change, material impairment, or material adverse effect.

          "Maturity  Date" has the meaning set forth  in  Section
3.4.

          "Maximum Amount" means $100,000,000, as such amount may be reduced from time to time pursuant to Section 2.12.

          "Maximum Revolving Amount" means, as of any date of determination, the result of (a) the Maximum Amount, minus (b) the then outstanding principal balance of the Term Loan.

          "Mortgage Policies" means mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company reasonably satisfactory to Foothill in amounts reasonably satisfactory to Foothill.

          "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be reasonably satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

          "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower, but expressly excluding the Excluded Foreign Subsidiary Securities and the Bentley Equity Interests), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

          "Net Worth" means, as of any date of determination, Borrower's total stockholder's equity.

          "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Obligor"  means  any  of  Borrower  or  any   of   its
Subsidiaries party to one or more Loan Documents, including M&S, IG Delaware, and IPS.

          "Obsolete Copyright" means any copyright that relates to software owned by Borrower that: (a) is no longer sold or marketed by Borrower; (b) is not generating any material amount of Accounts or revenues of Borrower; or (c) does not have a material fair market value.

          "Old  Second  Amendment" means that  certain  Amendment
Number  Two to Loan and Security Agreement, dated as of  November
25, 1997, between Foothill and Borrower.

          "Old Second Amendment Closing Date" means the first date on which all of the conditions to the effectiveness of the Old Second Amendment have been satisfied (or waived or postponed by Foothill in its sole discretion) pursuant to the terms thereof.

          "Ordinary Course Dispositions" means Asset Dispositions of (a) Inventory in the ordinary course of business,
(b) Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (c) Equipment that is a so-called "internal equipment item" that is replaced by Borrower in the ordinary course of business and consistent with past practices with another such item of equal or greater value, and
(d) Equipment that is a so-called "demonstration item" in the ordinary course of business and consistent with past practices.

          "Original Closing Date" means January 6, 1997.

          "Original Loan Agreement" has the meaning set forth in the Recitals to this Agreement.

          "Overadvance" has the meaning set forth in Section 2.5.

          "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan
Documents.

          "Patent  Security  Agreement"  means  an  Amended   and
Restated   Patent  Security  Agreement,  in  form  and  substance
satisfactory to Foothill, dated as of even date herewith, between Borrower and Foothill.

          "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

          "Permitted Appraised Assets Dispositions" means, subject to the prior or concurrent satisfaction of the Release Condition therefor, Asset Dispositions of Appraised Assets (in the ordinary course of Borrower's business and consistent with past practices), free and clear of Foothill's Lien thereon (other than Foothill's Lien in the proceeds of such Asset Disposition), so long as: (a) Borrower replaces the Appraised Asset that is the subject of such Asset Disposition (the "Disposed Appraised
Asset") with a newly acquired item of Equipment of equal or greater comparable value than the appraised value of the Disposed Appraised Asset set forth in the most recent appraisal thereof and reports such Asset Disposition and replacement pursuant to
Section 6.2; and (b) in the case of any single Asset Disposition or series of integrated Asset Dispositions involving one or more Disposed Appraised Assets with an aggregate appraised value of $250,000 or more, a Certifying Officer of Borrower shall deliver to Foothill a certificate, in form and substance satisfactory to Foothill, demonstrating in reasonable detail that the value of such newly acquired item or items of Equipment are of equal or greater comparable value than the appraised value of the relevant Disposed Appraised Asset set forth in the most recent appraisal thereof.

          "Permitted Bentley Dispositions" means, subject to  the
prior   or  concurrent  satisfaction  of  the  Release  Condition
therefor, Asset Dispositions of the Bentley Equity Interests.

          "Permitted Disposition" means (a) Ordinary Course Dispositions, (b) Permitted Bentley Dispositions, (c) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor and the establishment and maintenance of a reserve against the Borrowing Base relative thereto, Asset
Dispositions of (1) that portion of the Huntsville Property commonly known as Building 25 or 25A, or (2) that portion of the Huntsville Property denominated as "Excess Land" or "Raw Land" as referenced on page 9 of that certain report of Appraisal Associates Incorporated, dated September 22, 1999 relative to the Huntsville Property, in each case, free and clear of Foothill's Lien thereon (other than Foothill's Lien in the proceeds of such Asset Disposition), (d) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, Asset Dispositions of the assets that are the subject of Permitted Toehold Investments and Permitted Other Investments, (e) Permitted Appraised Assets Dispositions, (f) Restructuring Transactions constituting Asset Dispositions, (g) the sale or other disposition of Borrower's Hardware Business, and (h) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor and the establishment and maintenance of a reserve against the Borrowing Base relative thereto, other Asset Dispositions not in the ordinary course of Borrower's business that do not exceed, on a book value basis, $5,000,000 in the aggregate in any fiscal year and do not exceed, on a book value basis, $250,000 in any one transaction or series of related transactions.

          "Permitted F/X Contracts" means foreign currency exchange contracts between F/X Bank and Borrower that: (a) are in respect of marked-to-market risk on foreign exchange future trades or options; (b) are entered into by Borrower in the ordinary course of its business; (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; (d) do not have a maturity date that is after the date five (5) Business Days prior to the Maturity Date; and (e) are provided by F/X Bank pursuant to the F/X Bank Parameters Letter.

          "Permitted Investments" means: (a) Permitted Ordinary Course Investments; (b) Permitted Repayment Investments; (c) Permitted Toehold Investments; (d) Permitted Subsidiary Loans and Capital Contributions; (e) Permitted Other Investments; and (f) Restructuring Transactions constituting equity investments.

          "Permitted  Liens"  means (a) Liens held  by  Foothill,
(b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) purchase money Liens in respect of Equipment and the interests of lessors under operating leases and of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under
Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with  the  borrowing  of money, (h) Liens arising  by  reason  of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, and (l) software escrow arrangements entered into in the ordinary course of business consistent with past practice.

          "Permitted Ordinary Course Investment" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year, (b) certificates
of   deposit,  time  deposits,  banker's  acceptances  or   other
instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof,
(d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Foothill, (e) loans and advances to officers and employees of Borrower in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $3,000,000, (f) [intentionally
omitted],   (g)   investments  in  negotiable   instruments   for
collection, (h) advances in connection with purchases of goods or services in the ordinary course of business, and (i) deposits required in connection with leases.

          "Permitted   Other   Investments"  means   the   equity
investments of Borrower as of the Closing Date identified on Schedule P-2.

          "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in accordance with GAAP (or, if higher, in an amount that Foothill in good faith and in its reasonable credit judgment believes to be appropriate under the circumstances), (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

          "Permitted Repayment Investment" means (a) the contribution or loan by Borrower to IG Benelux of approximately $15,000,000 to enable IG Benelux to repay, in full, all of its indebtedness owing to the IG Benelux Existing Lender, or (b) subject to the timely satisfaction of the condition set forth in
Section 3.3(f), the contribution or loan by Borrower to IG Australia of approximately $24,000,000 to enable IG Australia to repay, in full, all of its indebtedness owing to the IG Australia Existing Lender.

          "Permitted Spot Trades" means foreign currency exchange transactions between F/X Bank and Borrower that: (a) are in respect of foreign exchange spot value trades; (b) are entered into by Borrower in the ordinary course of its business; and (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; and (d) are conducted pursuant to the F/X Bank Parameters Letter.

          "Permitted Subsidiary Loans and Capital Contributions" means loans and capital contributions made after the Original Closing Date by Borrower to any Subsidiary of Borrower; provided, however, that all such loans and capital contributions made by Borrower shall not exceed, in the aggregate: (a) $20,000,000 during the 1997 calendar year; (b) $25,000,000 during the 1998 calendar year (including the "ICS Capital Infusion", the "Intergraph European Subsidiary Recapitalization Transactions", the transactions described in item (iii) of the definition of "IPS Recapitalization Transactions", and the transactions described in item (ii) of the definition of "Veribest Recapitalization Transaction", in each case as such terms are used and defined in the Restructuring Consent); (c) $30,000,000 during the 1999 calendar year; and (d) $30,000,000 during the each calendar year thereafter.

          "Permitted Toehold Investment" means the acquisition of an equity interest in a Person other than a Subsidiary of Borrower (but not to exceed 10% of all of the issued and outstanding equity interests of such Person on a fully diluted basis) so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition, (b) the Person, in whom the equity interest is being acquired, is engaged in the same business as that of Borrower or any of its Subsidiaries or in a business reasonably related thereto, (c) the relevant equity interest being acquired in such Person is acquired directly by Borrower,
(d) to the extent required under Section 4.2, Borrower shall have executed and delivered a supplement to the Pledge Agreement and shall have perfected Foothill's security interest in the acquired equity interest, and (e) the aggregate amount expended by Borrower in respect of all such Permitted Toehold Investments does not exceed $1,000,000 in any fiscal year.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

          "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

          "Pledge Agreement" means an Amended and Restated Pledge
Agreement, in form and substance satisfactory to Foothill, dated as of even date herewith, among Borrower, IG Delaware, M&S, IPS, and Foothill.

          "Reaffirmation Agreement" means the Reaffirmation Agreement, dated as of the Closing Date, by each of the Obligors party to a Loan Document in favor of Foothill, in form and substance satisfactory to Foothill, pursuant to which each of each such Obligor reaffirms its obligations under the Loan Documents to which it is party (including any grants of security interests in favor of Foothill) notwithstanding the amendment and restatement of the Existing Loan Agreement effected by this Agreement.

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

          "Real Property Collateral" means the parcel or parcels of Real Property and the related improvements thereto now owned by Borrower and identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

          "Reference Rate" means, the rate of interest announced within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

          "Release Condition" means, in respect of any Asset Disposition, that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, and (b) Borrower is receiving at least fair value (as determined in accordance with Section 3439 of the California Civil Code, as amended) for the property or assets that are the subject of the Asset Disposition.

          "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Reserve" means, as of any date of determination, an amount equal to the product of (i) $297,619 times (ii) the number of months (or any portions thereof) separating such date from November 30, 1999. Without limiting the generality of the foregoing and solely by way of example, the amount of the Reserve would equal: (x) zero (-0-) as of November 30, 1999; (y) $297,619 as of December 1, 1999; and (z) $595,238 as of January 1, 2000.

          "Restructuring  Consent"  means  that  certain   letter
agreement, dated as of August 31, 1998, between Borrower and Foothill pursuant to which Foothill consented to the consummation of the transactions described therein.

          "Restructuring Transactions" means the transactions contemplated under and described in the Restructuring Consent.

          "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "Securities Account" means a "securities account" as that term is defined in the Code.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person,
(b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. Anything to the contrary notwithstanding, Bentley Systems, Inc. shall not be deemed to be a Subsidiary of Borrower.

          "Supplemental Reserve" means, $2,500,000.

          "Term Loan" has the meaning set forth in Section 2.3.

          "Trademark  Security Agreement" means  an  Amended  and
Restated Trademark Security Agreement, in form and substance satisfactory to Foothill, dated as of even date herewith, between Borrower and Foothill.

          "Triggering Event" means any of (a) the occurrence and continuation of an Event of Default, or (b) Foothill deems itself insecure.

          "Unbilled Accounts" means Domestic Accounts that are fully earned by performance, but have not yet been billed to the Account Debtor and that, as of any date of determination, arise from the sale of goods or rendition of services within the prior 60 days.

          "United States" means the United States of America,  or
any   department,  agency,  or  instrumentality  of  any  of  the foregoing.

          "Voidable  Transfer"  has  the  meaning  set  forth  in
Section 15.8.

          "Year 2000 Compliant" means, with regard to any Person and any software, that such software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall
include the  notes  and  schedules thereto.   Whenever the term
"Borrower" is used in respect  of  a financial  covenant  or  a
related  definition,  it   shall   be understood  to mean Borrower
on a consolidated basis unless thecontext clearly requires otherwise.

          1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

          1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include
the   singular, references  to  the  singular  include  the  plural,
the   term "including" is not limiting, and the term "or" has,
except  where otherwise  indicated, the inclusive meaning  represented
by  the phrase   "and/or."   The  words  "hereof,"  "herein,"
"hereby," "hereunder,"  and similar terms in this Agreement refer to  this Agreement as a whole and not to any particular provision
of  this Agreement.    An  Event  of  Default  shall  "continue"   or
be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and
exhibit   references  are  to  this  Agreement  unless  otherwise
specified.   Any  reference  in this Agreement  or  in  the  Loan
Documents  to  this Agreement or any of the Loan Documents  shall
include   all   alterations,  amendments,  changes,   extensions,
modifications,   renewals,   replacements,   substitutions,   and
supplements, thereto and thereof, as applicable.

          1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1  Revolving Advances.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of
(i) the Maximum Revolving Amount less the sum of (A) the Letter of Credit Usage, plus (B) the F/X Reserve, or (ii) the Borrowing
Base less the sum of (A) the Letter of Credit Usage, plus (B) the F/X Reserve. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                    (x) the lesser of (i) the result of (A) 80% of Eligible Domestic Accounts, plus (B) the lowest of (1) 80% of Eligible Unbilled Accounts, (2) 40% of the amount of credit availability created by the foregoing clause (A), and (3) $20,000,000, plus (C) the lesser of (1) 80% of Eligible Foreign Accounts, and (2) $3,000,000, minus (D) the amount, if any, of the Dilution Reserve, and (ii) an amount equal to the Collections with respect to the Accounts of Borrower for the immediately preceding 60 day period, minus

                    (y)  the Reserve, minus

                    (z)  the Supplemental Reserve.

               (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may create reserves against or reduce its advance rates based upon Eligible Domestic Accounts or Eligible Unbilled Accounts without declaring an Event of Default if it determines in good faith and in its reasonable credit judgment that there has occurred a Material Adverse Change.

               (c)  [intentionally omitted]

               (d)  Foothill shall have no obligation to make
Advances hereunder to the extent they would cause the outstanding
Obligations (other than under the Term Loan) to exceed the Maximum Revolving Amount.

               (e) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

          2.2  Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower.
Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                    (i)  the Letter of Credit Usage would exceed
          the Borrowing Base less the sum of the amount of outstanding Advances and the F/X Reserve, or

                   (ii)  the Letter of Credit Usage would exceed
          the lower of (y) the Maximum Revolving Amount less the sum of the amount of outstanding Advances and the F/X
          Reserve, or (z) $60,000,000, or

                  (iii)  the outstanding Obligations (other than
          under the Term Loan) would exceed the Maximum Revolving
          Amount.

Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section
3.4 and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

               (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements
thereto.   Borrower  understands  that  the  L/C  Guarantees  may
require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

               (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

               (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

               (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 102% of the maximum amount of Foothill's obligations under Letters of Credit, plus an amount equal to the Foreign Currency Reserve, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any Governmental Authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):
                         a.   any reserve, deposit, or similar
requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                         b.   there shall be imposed on the
issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section
2.6(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

          2.3 Term Loan. Subject to the terms and conditions of this Agreement, Foothill: (a) made a term loan to Borrower on the Original Closing Date (in the original principal amount of $20,000,000 (the "Initial Term Loan"); and (b) made an additional term loan to Borrower on the Old Second Amendment Closing Date in the original principal amount of $5,000,000 (the "Additional Term Loan"; the Initial Term Loan and the Additional Term Loan are referred to, collectively, as the "Term Loan"). The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall not be due and payable until the earlier to occur of (a) the Maturity Date, and (b) the date of termination of this Agreement, whether by its terms, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may not be prepaid in whole or in part. All amounts outstanding under the Term Loan shall constitute Obligations.

          2.4  Subfacility for Borrower's Permitted F/X Contracts
(the "F/X Line").

               (a) If requested to do so by Borrower, Foothill may, in its sole discretion, enter into agreements with F/X Bank pursuant to which Foothill would indemnify F/X Bank against losses or expenses incurred by F/X Bank in connection with Permitted F/X Contracts, notwithstanding any objections by Borrower as to the amount of such losses or expenses. If Foothill is obligated to advance funds under an F/X Line indemnity, Borrower immediately shall reimburse such amount to Foothill
and, in the absence  of  such reimbursement,   the   amount   so
advanced   immediately   and automatically  shall  be deemed to
be an Advance  hereunder  and, thereafter,  shall bear interest at the rate then  applicable  to Advances  under Section 2.6.
If, upon the maturity date  of  any Permitted F/X Contract,
Borrower does not have Availability in an amount   sufficient
to  pay  the  full  amount   of   Borrower's obligations to
F/X Bank under such contract, Foothill may, in its sole discretion, instruct F/X Bank to liquidate such Permitted F/X Contract, at Borrower's sole expense, and to apply any amounts thereunder that would have been payable to Borrower against the amounts owed to F/X Bank by Borrower. Any amounts paid by Foothill to F/X Bank and any other costs or expenses incurred by Foothill in connection with any such Permitted F/X Contracts shall constitute Advances, shall be secured by all of the Collateral, and thereafter shall be payable by Borrower to Foothill together with interest as provided for herein.

               (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any F/X Line indemnity.

               (c) Any and all charges, commissions, fees, and costs incurred by Foothill relating to Permitted F/X Contracts that are the subject of an F/X Line indemnity by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

               (d) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum amount of Foothill's obligations under the F/X Line indemnities, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding F/X Line indemnities. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.4(d).

               (e) The amount of the F/X Reserve may be reduced from time to time by Foothill upon the receipt and written acceptance by Foothill of an F/X Reserve Reduction Certificate, in the form of that attached hereto as Exhibit F-2, duly executed by both Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such reduction.

               (f) So long as no Triggering Event has occurred and is continuing or would result therefrom, the amount of the F/X Reserve may be increased from time to time by Foothill in its sole discretion upon the receipt and written acceptance by Foothill of an F/X Reserve Increase Certificate, in the form of that attached hereto as Exhibit F-3, duly executed by both Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such increase.

               (g) Anything in the Loan Documents to the contrary notwithstanding, Permitted Spot Trades shall be deemed to qualify as Permitted F/X Contracts eligible for coverage under an F/X
Line indemnity solely until such time, if ever, as Foothill is obligated to advance funds under an F/X Line indemnity to cover obligations owing but unpaid by Borrower to F/X Bank in respect of Permitted Spot Trades and, thereafter, Permitted Spot Trades shall no longer be deemed to qualify as Permitted F/X Contracts eligible for coverage under an F/X Line indemnity and F/X Line indemnities shall no longer be permitted to be issued in respect of Permitted Spot Trades.

          2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill
pursuant to Sections 2.1 and   2.2  is  greater  than  either
the  Dollar  or  percentage limitations  set forth in Sections
2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under Section
2.1 and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit.

          2.6  Interest and Letter of Credit Fees:  Rates,
Payments, and Calculations.

               (a)  Interest Rate.  Except as provided in clause
(b) below, all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate of 0.625 percentage points above the Reference Rate; provided, however, that (i) effective on the date that Foothill receives Borrower's audited financial statements for Borrower's fiscal year ending on December 31, 2000, and provided, that Borrower's net income for such fiscal year determined in accordance with GAAP, as evidenced by such audited financial statements, shall have been greater than $0, the then applicable rate of interest shall be reduced by
0.125 percentage points, and (ii) effective on the date that Foothill receives Borrower's audited financial statements for Borrower's fiscal year ending on December 31, 2001, and provided, that Borrower's net income for such fiscal year determined in accordance with GAAP, as evidenced by such audited financial statements, shall have been greater than or equal to $0, the then applicable rate of interest shall be reduced by 0.125 percentage points.

               (b)  Letter of Credit Fee.  Borrower shall pay
Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.5% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to 3.0 percentage points above the per annum rate otherwise applicable thereto, and (ii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 4.5% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

               (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.0% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d)
(as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

              (f) Computation. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

              (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
          2.7  Collection of Accounts.  Borrower shall at all
times maintain  lockboxes  (the "Lockboxes") and, immediately after  the  Closing  Date,  shall instruct  all  Account Debtors
(to the extent not  so  instructed prior  to the Closing Date)
with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect
thereof to such  Lockboxes.   Borrower, Foothill,  and  the
Lockbox Bank shall enter into the Lockbox Agreements (to the extent not so entered into prior to the Closing Date), which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at the Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately
upon receipt shall be deposited into a Lockbox Account.    No
Lockbox  Agreement  or  arrangement  contemplated thereby  shall be modified by Borrower without the prior  written consent  of
Foothill.   Upon  the  terms  and  subject  to   the conditions
set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

          2.8 Crediting Payments; Application of Collections. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Bank pursuant to the Lockbox Agreements
or   otherwise)   immediately   shall   be   applied provisionally
to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for
1 Business Days of `clearance' or `float'  at the rate set forth in Section 2.6(a)(i) or Section 2.6(c)(i),  as applicable,  on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Bank to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such
payment,   and   interest  shall  be  recalculated   accordingly.
Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

          2.9 Designated Account. Foothill is authorized to make the Advances, the Letters of Credit, and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

          2.10 Maintenance of Loan Account; Statements of Obligations. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower.
In accordance with Section 2.8, the Loan Account will be credited with  all  payments  received by Foothill from  Borrower  or  for
Borrower's  account,  including  all  amounts  received  in   the
Foothill Account from the Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and
Foothill  unless,  within  30  days  after  receipt  thereof   by
Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

          2.11 Fees. Borrower shall pay to Foothill the following fees:

               (a) Modification/Extension Fee. On the Closing Date, a modification/extension fee of $500,000, which fee shall be fully earned and non-refundable when paid; provided, however, that Foothill shall credit $500,000 of the "Commitment Fee" payable by Borrower upon the execution of that certain letter agreement, dated as of October 22, 1999 (the "Commitment Letter") against such modification/extension fee to the extent the Commitment Fee was paid by Borrower and not applied as a credit against the agency fee payable pursuant to Section 2.11(b).

               (b) Agency Fee. On the Closing Date, an agency fee of $250,000, which fee shall be fully earned and non-refundable when paid; provided, however, that Foothill shall credit $250,000 of the "Commitment Fee" payable by Borrower upon the execution of the Commitment Letter against such agency fee to the extent the Commitment Fee was paid by Borrower and not applied as a credit against the modification/extension fee payable pursuant to
Section 2.11(a).

               (c) Unused Line Fee. On the first day of each month after the Closing Date during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the then extant Maximum Revolving Amount, which fee shall be fully earned when due;

               (d) Annual Facility Fee. On the Closing Date and each anniversary of the Closing Date, an annual facility fee in an amount equal to 0.15% of the then extant Maximum Amount, which fee shall be fully earned when due;

               (e) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and

               (f) Monthly Agency Fee. On the first day of each month after the Closing Date during the term of this Agreement, a monthly agency fee in an amount equal to $12,500, which fee shall be fully earned when due.

          2.12 Maximum Amount. Borrower may elect, at any time and from time to time, by irrevocable written notice to Foothill, to permanently reduce the Maximum Amount by an amount equal to or greater than the lesser of (a) $10,000,000, or (b) the amount by which the Maximum Amount, prior to the effectiveness of any such reduction, exceeds $75,000,000; provided, however, that in no event shall the Maximum Amount be reduced below $75,000,000.

     3.   CONDITIONS; TERM OF AGREEMENT.

          3.1 Conditions Precedent to the Initial Advance, Letter of Credit, and F/X Line Indemnity.

       The obligation of Foothill to make the initial Advance, to issue the initial Letter of Credit, or to issue the initial F/X Line indemnity is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

               (a) the Closing Date shall occur on or before December 10, 1999;

               (b) Foothill shall have received confirmation of the filing of its financing statements and fixture filings;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:
                  (i)    the Reaffirmation Agreement;

                  (ii)   [intentionally omitted];

                  (iii)  the Copyright Security Agreement;

                  (iv)   the Patent Security Agreement; and

                  (v)    the Trademark Security Agreement;

               (d) if and to the extent available on or before the Closing Date, Foothill shall have received the original certificates representing or evidencing all of the Pledged Shares (as  defined
in   the  Pledge  Agreement),  together  with  stock  powers   or
equivalent assignments with respect thereto duly endorsed in blank;

               (e) Foothill shall have received originals of the Intercompany Notes, together with endorsements with respect thereto duly endorsed in blank;

               (f) Foothill shall have received a certificate from the Secretary or an Assistant Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which it is a party and authorizing specific officers of such Obligor to execute the same;

               (g) Foothill shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or an Assistant
Secretary of such Obligor;

               (h) Foothill shall have received a certificate of status with respect to each Obligor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

               (i) Foothill shall have received certificates of status with respect to Borrower, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions, and (A) with respect to the State of Alabama, shall be dated within 15 days of the Closing
Date, and (B) with respect to all other jurisdictions, shall be dated within 70 days of the Closing Date;

               (j) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by
Section 6.10, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel;

               (k) Foothill shall have received an opinion of the Obligors' counsel in form and substance reasonably satisfactory to Foothill in its sole discretion;

               (l) Foothill shall have received satisfactory evidence (which evidence may be in the form of a Certificate of a Certifying Officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (m)  No Material Adverse Change shall have occurred;

               (n) Foothill shall have received payment of all accrued and unpaid Foothill Expenses;

               (o) Foothill shall have received (i) commitments from lenders and in amounts acceptable to Foothill in its sole discretion to purchase participation interests in the Obligations pursuant to documentation acceptable to Foothill in its sole discretion, and (ii) participation agreements or amendments to participation agreements, as applicable, in each case, in form and substance satisfactory to Foothill;

               (p) Borrower shall have retained a consulting firm reasonably acceptable to Foothill (it being understood that Altman & Company is acceptable to Foothill), which consulting firm shall be continued to be retained by Borrower until such time as Borrower shall have net income (determined in accordance with GAAP) of at least $1.00 for a period of 2 consecutive fiscal quarters, or such earlier date as Foothill and Borrower shall mutually agree;

               (q) Borrower shall have delivered to Foothill a cost-cutting plan for Borrower's fiscal year ending December 31, 2000, which cost-cutting plan shall include such detail as Foothill may reasonably request and shall otherwise be reasonably satisfactory to Foothill; and

               (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Foothill and its counsel.

          3.2 Conditions Precedent to all Advances, all Letters of Credit, and all F/X Line indemnities on or after the Closing Date.

        The following shall be conditions precedent to all Advances, all Letters of Credit, and all F/X Line indemnities hereunder on or after the Closing Date:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Foothill, or any of their Affiliates.

          3.3 Condition Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a)  (i)  within 10 Business Days following the Closing
Date, Borrower shall have ordered certificates of status with respect to Borrower from the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change and paid all fees necessary to obtain such certificates of status, and (ii) within 5 Business
Days   of  receipt  by  Borrower  or  its  counsel  of  any  such
certificate,   deliver  such  certificate  to  Foothill,    which
certificate shall indicate that Borrower is in good standing in the applicable jurisdiction;

               (b) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section
6.10, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel;

               (c) on or before December 31, 1999, Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                    (i)  The IPS Copyright Security Agreement; and

                   (ii)  The IPS Trademark Security Agreement;

               (d) upon the request of Foothill (if ever) after the Closing Date, within 30 days after the date of such request:

                    (i) a Mortgage on any Real Property acquired by Borrower after the Closing Date shall have been duly executed and delivered by Borrower, and the same shall be in full force and effect, and such Mortgage shall have been recorded in the office of the county recorder for the county in which such Real Property is located;

                   (ii) Foothill shall have received supplemental opinions of Borrower's counsel, in form and substance satisfactory to Foothill in its sole discretion, in respect of the Mortgage on such after acquired Real Property;

                  (iii) Foothill shall have received a preliminary title report in respect of such after acquired Real Property in form and substance reasonably satisfactory to Foothill; and

                   (iv)  Foothill shall have received a phase-I
          environmental report and a real estate survey shall have been completed with respect to such after acquired Real Property and copies thereof delivered to Foothill; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion;

               (e) within 90 days following the Closing Date, Foothill shall have received satisfactory evidence that all existing copyrights of Borrower (other than Exempt Copyrights) required to be registered under Section 6.17 have been registered with the
United  States  Copyright  Office  (or  are  the  subject  of   a
diligently prosecuted application therefor), and that all such copyrights (other than Exempt Copyrights) and any proceeds thereof are specifically encumbered by the Copyright Security Agreement;

               (f) within 60 days of either (i) the date that Borrower makes the Permitted Repayment Investment in respect of the indebtedness of IG Australia owing to the IG Australia Existing Lender or (ii) one or more Letters of Credit are issued to IG Australia Existing Lender in support of the indebtedness of IG Australia owing to IG Australia Existing Lender and IG Australia Existing Lender releases its Lien on the capital stock of IG Australia (in either case, the "IG Australia Payoff Date"), execute and deliver an appropriate supplement to the Pledge Agreement and deliver to Foothill possession of the original stock certificates, respecting 65% of the issued and outstanding shares of stock of IG Australia, together with stock powers with respect thereto endorsed in blank; provided, however, that to the extent, if any, that such shares are required to be pledged to the holder of any project financing indebtedness of IG Australia incurred after the IG Australia Payoff Date as security for such indebtedness, then, upon Borrower's written request therefor and with Foothill's prior written consent thereto (not to be unreasonably withheld), Foothill agrees to release its Lien on such shares; provided further, that if such holder will permit such subordination, then, notwithstanding the foregoing proviso, Foothill's Lien on such shares will not be released and will become a subordinate
Lien pursuant to documentation in form and substance reasonably satisfactory to Foothill and such holder; and

               (g)  [intentionally omitted]

               (h) to the extent not available on or before the Closing Date under Section 3.1, Foothill shall have received, within 30 days of the Closing Date, the original certificates representing or evidencing all of the Pledged Shares (as defined in the Pledge Agreement), together with stock powers or equivalent assignments with respect thereto duly endorsed in blank; provided, however, that with respect to any "Pledged Foreign Issuer" (as defined in the Pledge Agreement) as of the Closing Date, the Obligors need not (i) deliver or cause to be delivered the original certificates (to the extent any exist) representing or evidencing the Pledged Shares issued by such Pledged Foreign Issuer, nor
(ii) comply or cause to be complied with all applicable foreign law registration requirements for perfecting, under such foreign law, the Lien of Foothill on such Pledged Shares, in each case, until the date 60 days following the Closing Date before the failure to do so would constitute an Event of Default.

          3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on January 7, 2003 (the "Maturity Date"). The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit or any outstanding F/X
Line indemnities) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in  effect  until all Obligations  have  been  fully  and
finally   discharged   and  Foothill's  obligation   to   provide
additional credit hereunder is terminated.

          3.6 Early Termination by Borrower. Borrower has the option, at any time prior to the Maturity Date and upon 60 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the  Letters  of  Credit plus  the  Foreign  Currency Reserve),
in  full,  together  with  a  premium   (the   "Early Termination
Premium") equal to $1,000,000. The Early Termination Premium provided for in this section shall be deemed included in the Obligations.

          3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in Foothill's reasonable judgment, of avoiding payment of the Early Termination Premium provided in Section 3.6, then, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this section shall be deemed included in the Obligations.

     4.   CREATION OF SECURITY INTEREST.

          4.1  Grant of Security Interest.  Borrower hereby
grants to Foothill a continuing security interest in all right, title, and interest of Borrower in, to, and under all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the
contrary  notwithstanding,  except   for Permitted  Dispositions,
Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral. Concurrent with the consummation of any Permitted Disposition, Foothill agrees to release its Liens on the subject property or asset (but not the proceeds from the Asset Disposition).

               (b) Anything in this Agreement and the other Loan Documents to the contrary notwithstanding, the foregoing grant of a security interest shall not extend to, and the term "Personal Property Collateral" shall not include, any General Intangible, Federal Account, or Permitted Other Investment that is now or hereafter held by Borrower as licensee, lessee, or otherwise, solely in the event and to the extent that: (i) as the proximate result of the foregoing grant of a security interest, Borrower's rights in or with respect to such General Intangible, Federal Account, or Permitted Other Investment would be forfeited or would become void, voidable, terminable, or revocable, or if Borrower would be deemed to have breached, violated, or defaulted the underlying license, lease, or other agreement that governs such General Intangible, Federal Account, or Permitted Other Investment, in each case, pursuant to the restrictions in the underlying lease, license, or other agreement that governs such General Intangible, Federal Account, or Permitted Other Investment; (ii) any such restriction shall be effective and enforceable under applicable law, including Section 9318(4) of the Code; and (iii) any such forfeiture, voidness, voidability, terminability, revocability, breach, violation, or default cannot be remedied by Borrower using its best efforts (but without any obligation to make any material expenditures of money or to commence legal proceedings); provided, however, that the foregoing grant of security interest shall extend to, and the term "Personal Property Collateral" shall include, (y) any and all proceeds of such General
Intangible, Federal Account, or Permitted Other Investment to the extent that the assignment or encumbering of such proceeds is not so restricted, and (z) upon any such licensor, lessor, or other applicable party's consent with respect to any such otherwise excluded General Intangible, Federal Account, or Permitted Other Investment being obtained, thereafter such General Intangible, Federal Account, or Permitted Other Investment as well as any proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term "Personal Property Collateral."

               (c) Anything in this Agreement or the other Loan Documents to the contrary notwithstanding and subject to Section 4.1(b), (i) the security interest granted in the Permitted Other Investments under Section 4.1(a) shall not attach unless and until a Triggering Event has occurred, at which time such security interest immediately and automatically shall attach without notice or demand or further act on the part of Foothill or Borrower, and (ii) Foothill agrees that Borrower need not deliver any Negotiable Collateral in respect of the Permitted Other Investments under Section 4.2 unless and until a Triggering Event has occurred.

               (d) Anything in this Agreement and the other Loan Documents to the contrary notwithstanding, the foregoing grant of a security interest shall not extend to, and the term "Personal Property Collateral" shall not include, any Excluded Foreign Subsidiary Securities or the assets or properties of any Foreign Subsidiary.

          4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill,
shall  endorse  and deliver   (or  cause  to  be  endorsed  and
delivered)  physical possession  of  such  Negotiable  Collateral
to  Foothill.   The foregoing   notwithstanding,  Borrower  need  not
deliver   any Negotiable  Collateral  in  respect  of  any  Permitted
Toehold Investment with a value less than or equal to $500,000 unless and until there is a Triggering Event.

          4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral.

       During a Triggering Event, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by it.

          4.4 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower shall (and shall cause its Subsidiaries to) execute and deliver to Foothill
all   financing  statements,  continuation   financing statements,
fixture  filings,  security  agreements,   pledges, assignments,
endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents (including documents required for compliance with the Assignment of Claims Act, 31 U.S.C. Section 3727 or any State's statutory counterpart thereto) that Foothill reasonably may request, in form reasonably satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and the other properties and assets of Borrower and its Subsidiaries, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

               (b) In respect of each of the Securities Accounts of Borrower, if any, Foothill, Borrower, and each applicable financial intermediary or depositary shall enter into a control agreement that, among other things, provides that, from and after the giving of notice by Foothill to such financial intermediary or depositary, it shall take instructions solely from Foothill with respect to the applicable Securities Account and related securities entitlements or deposit account, as applicable.
Foothill agrees that it will not give such notice unless a Triggering Event has occurred. Borrower agrees that it will not transfer assets out of such Securities Accounts or deposit accounts other than in the ordinary course of business and, if to another financial intermediary or depositary, unless Borrower, Foothill, and the substitute financial intermediary or depositary have entered into a control agreement of the type described above. No arrangement contemplated hereby shall be modified by Borrower without the prior written consent of Foothill. Upon the occurrence of a Triggering Event, Foothill may elect to notify the financial intermediary to liquidate the securities entitlements in such Securities Account and may elect to notify the financial intermediary or depositary to remit the proceeds in the Securities Account or deposit account to the Foothill
Account.

               (c) Anything in this Agreement to the contrary notwithstanding, Foothill agrees that: (i) so long as no Triggering Event has occurred and is continuing, (y) Borrower need not execute and deliver to Foothill documents required for compliance with the Assignment of Claims Act, 31 U.S.C. Section 3727 or any State's statutory counterpart thereto in respect of any one underlying contract or series of related underlying contracts giving rise to less than $1,000,000 of Accounts of Borrower, and (z) Foothill agrees not to file notices or copies of assignments under the Assignment of Claims Act or any State's statutory counterpart thereto; and (ii) after the occurrence and during the continuance of a Triggering Event, (y) Borrower shall execute and deliver to Foothill all documents that Foothill may request, in form satisfactory to Foothill, required for compliance with the Assignment of Claims Act or any State's statutory counterpart thereto, irrespective of the amount of Accounts arising out of any underlying contract, and (z) Foothill may file any notices or copies of assignments under the Assignment of Claims Act or any State's statutory counterpart thereto.

          4.5  Power of Attorney. Borrower  hereby  irrevocably
makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of that Borrower on any  of  the documents  described in Section 4.4, (b) if there is a Triggering Event, sign that Borrower's name on any invoice or bill
of lading relating   to  any  Account,  drafts  against  Account
Debtors, schedules and assignments of Accounts, verifications of
Accounts, and   notices   to  Account  Debtors,  (c)  send   requests
for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any  time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to  an  address designated by Foothill, to receive and  open  all mail  addressed to Borrower, and to retain all mail  relating  to the  Collateral  and forward all other mail to Borrower,  (f)  if there  is a Triggering Event, make, settle, and adjust all claims
under   Borrower's   policies   of   insurance   and   make   all
determinations and decisions with respect to such policies of insurance, and (g) if there is a Triggering Event, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

          4.6 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES.

     In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit or F/X Line indemnity made thereafter, as though made on and as of the date of such Advance or Letter of Credit or F/X Line indemnity (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          5.1  No Encumbrances. Borrower  has  good  and  indefeasible
title   to   the Collateral, free and clear of Liens except for
Permitted Liens.

          5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business,  unconditionally
owed to  Borrower  without  defenses, disputes,   offsets,
counterclaims,  or  rights  of  return   or cancellation.  The
property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor (except for returns, in the ordinary course of business, of products that fail  to  conform with  standard
specifications).  Borrower has not received notice of   actual
or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

          5.3  [Intentionally Omitted]

          5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

          5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

          5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and
quantity   of   the Inventory, and Borrower's cost therefor.

          5.7 Location of Chief Executive Office; FEIN The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement. Borrower's FEIN is 63-0573222.

          5.8  Due Organization and Qualification; Subsidiaries.

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares or units of each class of common and preferred stock or other equity securities authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares or units of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock or other equity securities of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (c)  Except as set forth on Schedule 5.8, no
capital stock or other equity securities (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock or other equity securities) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

               (d) Set forth on Schedule 5.8 are, with respect to each Subsidiary of Borrower that is not a Foreign Subsidiary: (i) a description of the direct and indirect stockholders (or holders of equivalent equity interests) of each such Subsidiary; (ii) the total assets of each such Subsidiary; (iii) the amount of the net value of Borrower's direct or indirect investment in such Subsidiary; and (iv) a true, correct, and complete statement regarding whether each such Subsidiary's assets are comprised principally of (x) foreign assets, (y) securities of other Subsidiaries of Borrower, or (z) other operating assets.

          5.9  Due Authorization; No Conflict.

               (a) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Obligor, the Governing
Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

               (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or (except for Borrower's filings with the Securities Exchange Commission in the ordinary course of Borrower's business) notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) The Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Liens granted by each Obligor to Foothill in and to its properties and assets pursuant to the Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          5.10 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not have a Material Adverse Change.

          5.11 No Material Adverse Change. All financial statements relating to Borrower, any other Obligor, or any guarantor of the
Obligations  that  have  been delivered   by  Borrower  to  Foothill
have  been  prepared   in accordance with GAAP (except, in the case
of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such other Obligor's or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended.
There has not been a Material Adverse Change with respect to Borrower (or such other Obligor or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill.

          5.12 Solvency. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being
incurred by Borrower in   connection  with  the  transactions
contemplated  by   this Agreement, or the other Loan Documents
with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

          5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on
Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of  ERISA and the IRC with  respect  to  each Benefit  Plan to
which it is obligated to contribute.   No  ERISA Event  has
occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, or any ERISA Affiliate, is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.14 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except in compliance with all applicable laws and regulations in respect thereof. None of Borrower's properties or assets has ever been designated or
identified in any manner pursuant to  any environmental   protection
statute  as  a  Hazardous   Materials disposal  site,  or  a
candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except as set forth on
Schedule 5.14, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

          5.15 Securities Accounts. Borrower does not have or maintain any Securities Accounts.

          5.16 Year 2000 Compliance. On the basis of a comprehensive inventory, review and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that:

               (a) Current and Future Generations of Hardware and Software. All of Borrower's hardware and software products listed in Borrower's `Year 2000 Price List' dated January 1, 1999 or any subsequent standard price list are certified as Year 2000 Compliant or will be so certified as new versions and utilities are released.

               (b) Prior Generation of Hardware and Software. Borrower reasonably anticipates that Borrower will make its prior generations of hardware and software Year 2000 Compliant except where it would be commercially impracticable or impossible to do so and where the failure to do so will not result in a Material Adverse Change.

               (c) Internal Business Systems. Borrower reasonably anticipates that Borrower will successfully implement all internal systems and programming changes necessary to make Borrower's internal business systems Year 2000 Compliant in all material respects on or before December 31, 1999.

               (d) Suppliers and Other Third Parties. Borrower is diligently conducting a program of investigation with Borrower's critical suppliers to ensure that such suppliers are, or become on a timely basis, Year 2000 Compliant in all material respects.
Borrower includes in its new supplier agreements a provision relative to the relevant supplier's own status as, or program to become on a timely basis, Year 2000 Compliant in all material respects. Borrower also is diligently conducting discussions with other entities with which Borrower interacts electronically to ensure that such entities have appropriate plans to remediate Year 2000 Compliance issues where such entities' systems interface with Borrower's systems.

     6.   AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

          6.1 Accounting System. Maintain one or more systems of accounting that enable Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a monthly basis and, in any event, by no later than the 25th day of each month during the term of this Agreement (or, in the event that Borrower's then Availability is less than $10,000,000, on such more frequent basis as Foothill
may require),  a  monthly accounts   receivable   roll-forward
report   and   a   detailed calculation  of  the Borrowing Base as
of such  date;  (b)  on  a monthly basis and, in any event, by no later than the 25th day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing
Base previously provided to Foothill; (c) on such frequency (if any) as Foothill reasonably may require, a listing of Borrower's accounts payable, by vendor; (d) [intentionally omitted]; (e) upon Foothill's reasonable request, copies of invoices in connection with the Accounts, credit memos, and remittance advices and reports in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices;
(f) in  the  event  that Borrower's  then Availability is less than
$10,000,000,  on  such frequent   basis  as  Foothill  may  require,
a  sales  journal, collection  journal,  and credit register  since the  last  such schedule  and  copies  of deposit slips,  shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower; (g) on a quarterly basis, a detailed list of Borrower's customers; (h) on a monthly basis, a calculation of the Dilution for the prior month; (i)
on a quarterly basis, a detailed report specifying each Permitted Toehold Investment, including the book value and market value thereof; (j) (1) on a monthly basis, with respect to each Permitted Appraised Asset Disposition with respect to which no
replacement  Equipment  was  purchased  in  respect  thereof,   a
detailed report specifying each such Permitted Appraised Assets Disposition consummated since the last such report, and (2) with respect to each Permitted Appraised Asset Disposition with respect to which replacement Equipment was purchased in respect thereof, as requested by Foothill, a detailed report specifying
each   Permitted  Appraised  Assets  Disposition  and   Equipment
replacement in respect thereof consummated since the last such report; (k) on a quarterly basis, a detailed report specifying the aggregate amount of Permitted Subsidiary Loans and Capital Contributions made by Borrower to date during the then current calendar year and the aggregate amount of Indebtedness then outstanding and permitted under Section 7.1(b), and (l) such other reports as to the Collateral or the financial condition  of
Borrower  as  Foothill may request from time to  time.   Original
sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and, at Foothill's direction if there is a Triggering Event, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill.

          6.3 Financial Statements, Reports, Certificates. Deliver to Foothill: (a) as soon as available, but in any event within
 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period, provided, however, that with respect to  any  such month that is the last  month  of  any  of
Borrower's fiscal quarters, Borrower shall have until the date that is the earlier of (i) the date that is 5 Business Days after the date on which Borrower makes its quarterly earnings release with respect to such fiscal quarter, or (ii) the date that is 45 days after the end of such month, to deliver such balance sheet, income statement, and statement of cash flows to Foothill; and
(b) as soon as available, but in any event within 120 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of
any   Default  or  Event  of  Default.   Such  audited  financial
statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver such other information relative to Borrower and any Subsidiaries or Affiliates thereof as Foothill reasonably may request and such financial statements on a consolidating basis so as to present Borrower and, solely to the extent available, each such related entity, separately.

     Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, within 5 Business Days of the date that the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

     Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by a Certifying Officer to the effect that:
(i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

     Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

     Each year, together with the financial statements provided pursuant to Section 6.3(b), Borrower shall deliver to Foothill a certificate signed by a Certifying Officer specifying, as to each Foreign Subsidiary of Borrower, the amounts of assets and liabilities and stockholder's equity of such Foreign Subsidiary as of the end of the year then ended. Borrower hereby agrees that, in respect of any Foreign Subsidiary whose capitalization has materially improved (in Foothill's reasonable determination) and upon Foothill's reasonable request therefor, Borrower shall execute and deliver to Foothill a supplement to the Pledge Agreement pursuant to which Borrower shall pledge to Foothill all of Borrower's right, title, and interest in and to such Foreign Subsidiary's equity securities (other than the Excluded Foreign Portion) and deliver to Foothill all Negotiable Collateral, if any, in respect of same, unless and to the extent that doing so would, in any material respect, violate applicable law or cause a breach or default under any material contract, agreement, or arrangement binding on such Subsidiary.

          6.4 Tax Returns. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal
Revenue Service.

          6.5 Guarantor Reports. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with, upon reasonable request, a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

          6.7 Title to Equipment. Upon Foothill's request after the occurrence of an Event of Default, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment; provided, however, that the foregoing shall not be deemed to prevent Permitted Dispositions to the extent otherwise permitted hereunder.

          6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and
preserved.   Other than  those  items of Equipment that constitute
fixtures on the Original Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

          6.9 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment
or  tax   shall be the subject of a Permitted Protest.   Borrower
shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

          6.10 Insurance.

               (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as  are  ordinarily  insured against by other owners  in  similar
businesses.   Borrower also shall maintain business interruption,
public   liability,  product  liability,  and   property   damage
insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount satisfactory to Foothill; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

               (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 10 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss in excess of $250,000 covered by such insurance, and, upon the occurrence and during the continuance of an Event of Default, Foothill shall have the right to adjust any loss.
Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

               (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

          6.11 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          6.12 Location of Inventory and Equipment. Keep  the
Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

          6.13 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

          6.14 Employee Benefits.

               (a) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of a Certifying Officer of Borrower describing such ERISA Event and any action that is being taken with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any  action taken or threatened by the IRS, Department of  Labor,
or  PBGC.   Borrower or such Subsidiary, as applicable, shall  be
deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan;
(iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          6.15 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

          6.16 Year 2000 Compliance. Borrower  will  be Year 2000
Compliant  in  all  material respects by December 31, 1999.

          6.17 Copyright Registrations.  As soon as practicable but
in any event no less frequently than once every 6 months (or such more frequent basis as Foothill reasonably may require), unless Foothill otherwise agrees in writing, Borrower shall: (a) cause all copyrights in commercially significant  software  owned  by
Borrower  (other  than   Exempt Copyrights)  that are not already
the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be
registered with the  United States   Copyright  Office  in  a  manner
sufficient to impart constructive notice of Borrower's ownership thereof; and (b) cause to be prepared, executed, and delivered to Foothill, with sufficient time to permit Foothill to record no later than the last Business Day within 10 days following the date that
such copyrights have  been  registered  or   an   application   for
registration has been filed, a Copyright Security Agreement or amendment thereto with supplemental schedules in respect thereof reflecting the security interest of Foothill in all such new copyrights in commercially significant software (other than Exempt Copyrights, which, although subject to the security interest of Foothill, shall not be required to be registered until such time, if any, as they cease to be Exempt Copyrights), which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Borrower to Foothill of a security interest in such copyrights.

          6.18 Sale or Other Disposition of Borrower's Hardware Business. Within 60 days after the Closing Date Borrower shall retain the services of an investment banking firm to advise Borrower on the sale or other disposition of Borrower's Hardware
Business.   Within 120 days after the Closing Date, Borrower  and
such investment banking firm shall develop and deliver to Foothill a plan for the sale or other disposition of Borrower's Hardware Business, which plan (including, without limitation, the period of time within which to complete such sale or other
disposition)  shall  be  acceptable  to  Foothill  in  its   sole
discretion.    Borrower  shall  complete  the   sale   or   other
disposition of Borrower's Hardware Business in accordance with and within the period of time contained in such plan.

     7.   NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

          7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees and Indebtedness to F/X Bank under Permitted
F/X  Contracts (which Indebtedness outstanding as of the  Closing
Date is set forth in section (a) of Schedule 7.1);

               (b) (i) unsecured guarantees of indebtedness of Borrower's Subsidiaries, (ii) unsecured back-to-back letters of credit or letter of credit guarantees to issuers of underlying letters of credit, the account parties of which are Borrower's Foreign
Subsidiaries, that are not the subject of L/C Guarantees, and
(iii) guarantees of indebtedness of Z/I Imaging Corporation, a Delaware corporation, in an aggregate amount at any one time outstanding not to exceed $1,800,000, which guarantee may be secured solely by a letter of credit (which Indebtedness outstanding as of the Closing Date is set forth in section (b) of
Schedule 7.1); provided, however, that the aggregate amount of such Indebtedness at any one time outstanding permitted under this Section 7.1(b) shall not exceed $50,000,000;

               (c)  Indebtedness set forth in section (c) of
Schedule 7.1;

               (d) unsecured Indebtedness of Borrower owing to one or more of its Subsidiaries; provided, however, that upon the request of Foothill, Borrower shall cause each of its Subsidiaries that is a holder of such Indebtedness to execute and deliver to Foothill a subordination agreement, in form and substance satisfactory to Foothill, in respect of such Indebtedness;

               (e) unsecured Indebtedness evidenced by Interest Rate Agreements and Currency Protection Agreements entered into by Borrower in the ordinary course of its business consistent with past practices and entered into in connection with the operational needs of Borrower's business and not for speculative purposes;

               (f)  Indebtedness secured by Permitted Liens; and

               (g) refinancings, renewals, or extensions of Indebtedness permitted under clauses (c), (e), and (f) of this
Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing
Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

          7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(g) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness). Without limiting the generality of the foregoing, Borrower agrees not to create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to the equity
securities of   any   Subsidiary  of  Borrower  and  the  equity
securities evidencing any Permitted Toehold Investment (except for Liens thereon in favor of Foothill and Liens expressly permitted hereunder on the equity securities of IG Australia).

          7.3 Restrictions on Fundamental Changes. (a) Other than the Restructuring Transactions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock; (b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); or (c) except for Permitted Dispositions, convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

          7.4  Disposal of Assets.  Except  for  Permitted
Dispositions  and  Restructuring Transactions, make any Asset
Disposition.

          7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

          7.6  [intentionally omitted].

          7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

          7.8  Prepayments and Amendments.

               (a)  Except in connection with a refinancing permitted by
 Section 7.1(g), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

               (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c),
(d), (e), or (f), except for any amendment, modification, waiver, or consent the effect of which would be to: (i) extend the maturity of all or part of the remaining scheduled payments of principal outstanding thereunder; (ii) make any covenant or default contained therein less stringent; (iii) decrease the interest rate or interest rate margin or the default interest rate or interest rate margin, or both; (iv) amends or modify any other terms thereof so long as the amendments or modifications referenced in this clause (iv) are not in the aggregate materially more expensive, burdensome, or otherwise adverse to Borrower or Foothill.

          7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 Consignments. Consign any Inventory or sell any Inventory to any Person that is not an Affiliate of Borrower on bill and hold, sale or return, sale on approval, or other conditional terms of sale; provided, however, that the foregoing shall not prevent Borrower from consigning Inventory with a value not to exceed $4,000,000 at any one time outstanding, in the ordinary course of Borrower's business, consistent with past practices, so long as at the time of any such consignment, Borrower shall take such steps as may be necessary to ensure that such consigned Inventory is not subject to the claims of the consignees' creditors or that Borrower has priority over any perfected security interests in the inventory of such consignee.

          7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

          7.12 Accounting Methods.  Modify or change significantly
its method of accounting or enter   into,  modify,  or  terminate
any  agreement   currently existing,  or at any time hereafter
entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.13 Investments. Except for Permitted Investments, Permitted Dispositions, and the Restructuring Transactions directly or
indirectly  make, acquire,   or   incur   any  liabilities  (including
contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

          7.14 Transactions with Affiliates. Except for Permitted Investments and the Restructuring Transactions, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a non-Affiliate.

          7.15 Suspension. Suspend or go out of a substantial portion of its business.

          7.16 [intentionally omitted].

          7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

          7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.

        Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

          7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA
Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $1,500,000.

          7.20 Financial Covenants.  Fail to maintain:

               (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least
1.0:1.0, measured on a fiscal quarter-end basis; and

               (b) Net Worth. Net Worth, as of the end of each fiscal quarter set forth below of at least the minimum amount corresponding thereto:
               Fiscal Quarter Ending    Minimum Net Worth

               December 31, 1999          $235,000,000

               March 31, 2000             $216,000,000

               June 30, 2000 and  as      $200,000,000
               of  the  last day  of
               each  fiscal  quarter
               thereafter


          7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $50,000,000.

     8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this
Agreement:

          8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such
amounts),  fees  and  charges  due  Foothill,  reimbursement   of
Foothill Expenses, or other amounts constituting Obligations);

          8.2 (a) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral
Reports) or 6.3 (Financial Statements) of this Agreement and such failure continues for a period of five (5) days from the date Foothill sends Borrower telephonic or written notice of such failure or neglect; (b) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.4 (Tax Returns), 6.5 (Guarantor Reports), 6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with
Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this
Agreement and such failure continues for a period of fifteen (15) days from the date of such failure or neglect; (c) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.6 (Returns), or
6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) days from the date
Foothill sends Borrower telephonic or written notice of such failure or neglect; or (d) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);

          8.3  If there is a Material Adverse Change;

          8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

          8.5  If an Insolvency Proceeding is commenced by Borrower;

          8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency
Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

          8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 (a) If a notice of Lien, levy, or assessment for more than $1,500,000 is filed of record with respect to any of Borrower's properties or assets by the United States, or if any taxes or debts owing for an amount in excess of $1,500,000 at any time hereafter to the United States becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets; provided, however, that Foothill shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such lien, levy, or assessment and any and all penalties or interest payable in connection therewith; or

               (b) If a judgment or other claim for an amount in excess of $1,500,000 becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

          8.9 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder or to terminate the subject agreement;

          8.10 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

          8.12 If the obligation of M&S, IG Delaware, or IPS under any Loan Document to which it is a party is limited or terminated by operation of law or by such Person thereunder, or any such Person becomes the subject of an Insolvency Proceeding.

     9.   FOOTHILL'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's
Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill
Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

               (f) Without notice to or demand upon Borrower, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property
Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived by Borrower), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox
Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Foothill a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

               (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                    (i) Foothill shall give the applicable Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in
          Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                   (iii) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (l) Foothill may credit bid and purchase at any public sale;

               (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower; and

               (n) Foothill may, at its option, require Borrower to deposit with Foothill funds in an amount equal to the F/X Line Reserve (if any), and, if Borrower fails to make such deposit promptly, Foothill may advance such amount as an Advance (whether or not an Overadvance is created thereby). Any such deposit or the proceeds of such Advance shall be held by Lender as a reserve to fund indemnity obligations owing to F/X Bank under the F/X Line.
At such time (if ever) as all such indemnity obligations have been paid or terminated, any amounts remaining in such reserve shall be applied against any outstanding Obligations or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

          9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of
Default  shall  be  deemed  a continuing  waiver.   No  delay  by
Foothill shall constitute a waiver, election, or acquiescence by it.

     10.  TAXES AND EXPENSES.

     If   Borrower  fails  to  pay  any  monies  (whether  taxes,
assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.  WAIVERS; INDEMNIFICATION.

          11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

          11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

          11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration
of   this  Agreement  and  any  other  Loan  Documents   or   the
transactions  contemplated  herein,  and  with  respect  to   any
investigation,   litigation,  or  proceeding  related   to   this
Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the
foregoing,    collectively,   the   "Indemnified   Liabilities").
Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

          If to Borrower:          INTERGRAPH CORPORATION
                                   One Madison Industrial Park
                                   Huntsville, Alabama 35894-0001
                                   Mail Stop HQ 1200
                                   Attn:  Mr. Eugene H. Wrobel
                                   Fax No. 256.730.2742

          with  copies to:         BALCH & BINGHAM
                                   1710 Sixth Avenue North
                                   Birmingham, Alabama 35201
                                   Attn:  John F. Mandt, Esq.
                                   Fax No. 205.226.8799

          If to Foothill:          FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California 90025-3333
                                   Attn:  Business Finance Division Manager
                                   Fax No. 310.478.9788

          with copies to:          BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street
                                   Los Angeles, California 90071
                                   Attn:  John Francis Hilson, Esq.
                                   Fax No. 213.745.3345

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

     All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless the applicable Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15.  GENERAL PROVISIONS.

          15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

          15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder.
In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business, but such documents and information shall be subject to the confidentiality provisions of Section 15.10. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to the relevant Borrower and such assignment shall effect a novation between the relevant Borrower and such third Person.

          15.3 Section Headings.  Headings  and  numbers have been
set  forth  herein  for convenience  only.   Unless  the contrary
is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule
of construction  or  otherwise.   On the contrary, this Agreement
has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

          15.7 Counterparts; Telefacsimile Execution.  This  Agreement
may  be  executed  in  any  number   of counterparts  and by different
parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement.   Delivery  of  an executed counterpart of this Agreement
by telefacsimile shall  be equally   as  effective  as  delivery
of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the
parties with respect  to the   transactions   contemplated
hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          15.10 Confidentiality.  Foothill   agrees  to  treat
all material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event Foothill may make disclosures (a) to counsel for and other advisors, accountants, and auditors to Foothill, (b) reasonably required by any bona fide potential or actual assignee, transferee, or participant in connection with any contemplated or actual assignment or transfer by Foothill of an interest herein or any participation interest in Foothill's rights hereunder, (c) of information that has become public by disclosures made by Persons other than Foothill, or (d) as
required   or   requested   by   any   court,   governmental   or
administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, Foothill shall notify
Borrower   of   any   request  by  any  court,  governmental   or
administrative agency, or pursuant to any subpoena or other legal
process   for   disclosure  of  any  such   non-public   material
information concurrent with, or where practicable, prior to the disclosure thereof.

          [Remainder of page left intentionally blank.]



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                INTERGRAPH CORPORATION,
                                a Delaware corporation


                                By /s/ John Wilhoite
                                  ------------------------------

                                Title: Executive Vice President
                                      --------------------------


                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation


                                By /s/ Victor Barwig
                                  ------------------------------

                                Title: Vice President
                                      --------------------------





                         EXHIBIT C-1
              (form of Compliance Certificate)


                 [on Borrower's letterhead]


To:  Foothill Capital Corporation, as Agent
     11111 Santa Monica Boulevard, Suite 1500
     Los Angeles, California 90025-3333
     Attn:  Business Finance Division Manager


          Re:  Compliance Certificate dated ___________, 199_

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of November 30, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Loan Agreement") by and between Intergraph Corporation, a Delaware corporation ("Borrower"), and Foothill Capital Corporation, a California Corporation ("Foothill"). The initially capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

      Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Borrower hereby certifies that:

     1.   The financial information of Borrower furnished in
Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents the financial condition of Borrower.

     2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by financial statements delivered pursuant to
Section 6.3 of the Loan Agreement.

     3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on
Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking or proposes to take with respect thereto.

     4.   Borrower  is  in  timely  compliance  with   all
representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto. Without limiting the generality of the foregoing, Borrower is in compliance with the covenants contained in Sections 7.20 and 7.21 of the Loan Agreement as demonstrated on Schedule 3 hereof.


     IN WITNESS WHEREOF, this Compliance Certificate is executed by  the  undersigned  this  _____  day  of  _______________,
_________.


                                   Intergraph Corporation
                                   A Delaware corporation





                                   By:_________________________
                                   Name:
                                   Title:


                         Exhibit F-1

                       (TO BE ATTACHED)



                         Exhibit F-2

              F/X RESERVE REDUCTION CERTIFICATE


Today's date:__________________

(1)  FROM INTERGRAPH TO: [NORWEST BANK MINNESOTA]
                         ATTENTION:
                         FACSIMILE:

(2)  FROM [NORWEST] TO:  FOOTHILL CAPITAL CORPORATION
                         ATTENTION:
                         FACSIMILE:

(3)  FROM FOOTHILL TO INTERGRAPH AND NORWEST:

Reference hereby is made to that certain Amended and Restated Loan and Security Agreement, dated as of November __, 1999 (as amended, supplemented, and modified, the "Loan Agreement"), between Foothill Capital Corporation ("Foothill") and Intergraph Corporation ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the loan Agreement.

Pursuant to Section 2.4 of the Loan Agreement, Borrower hereby requests a reduction in the F/X Reserve from the current amount of $___________ to the new amount of
$___________, such  reduction   to   become   effective on
______________________, ______.


                              INTERGRAPH CORPORATION



                              By
                              Title:
                              Facimile:
                              Attn:

                              FOOTHILL CAPITAL CORPORATION



                              By
                              Title:

                              [NORWEST BANK, Minnesota, N.A.]



                              By
                              Title:




                         Exhibit F-3

              F/X RESERVE INCREASE CERTIFICATE
              --------------------------------


Today's date:__________________

(1)  FROM INTERGRAPH TO: FOOTHILL CAPITAL CORPORATON
                         ATTENTION:
                         FACSIMILE:

(2)  FROM FOOTHILL TO:   [NORWEST BANK MINNESOTA]
                         ATTENTION:
                         FACSIMILE:

(3)  FROM [NORWEST] TO INTERGRAPH AND FOOTHILL:

Reference hereby is made to that certain Amended and Restated Loan and Security Agreement, dated as of November __, 1999 (as amended, restated, supplemented, and modified from time to time, the "Loan Agreement"), between Foothill Capital Corporation ("Foothill") and Intergraph Corporation ("Borrower"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the loan Agreement.

Pursuant to Section 2.4 of the Loan Agreement, Borrower hereby requests an increase in the F/X Reserve from the current amount of $___________ to the new amount of
$___________, such   increase   to   become   effective on
______________________, ______.


                              INTERGRAPH CORPORATION



                              By
                              Title:
                              Facimile:
                              Attn:

                              FOOTHILL CAPITAL CORPORATION



                              By
                              Title:

                              [NORWEST BANK, Minnesota, N.A.]



                              By
                              Title: